Exhibit 99.1

GigPeak Reports Record Revenue and Enhanced Overall Financial
Performance in the Third Quarter of Fiscal 2016

Continued Strong Demand Leads to Record Shipments of ICs for Data Center Applications

•	Q3 FY16 record revenue of $15.8 million, increasing for the 13th consecutive quarter, up 3 percent from $15.4 million in Q2 FY16, and up 52 percent from $10.4 million in Q3 FY15

•
Q3 FY16 GAAP and record non-GAAP gross margin of 67 percent and 72 percent, respectively, compared with 66 percent and 71 percent, respectively, in Q2 FY16, and 64 percent and 66 percent, respectively, in Q3 FY15

•
Q3 FY16 GAAP and record non-GAAP net income of $0.7 million and $3.5 million, respectively. This compares with GAAP and non-GAAP net income of $0.1 million and $2.6 million, respectively, in Q2 FY16, and $1.0 million and $2.3 million, respectively, in Q3 FY15

•	Q3 FY16 GAAP and non-GAAP earnings per diluted share of $0.01 and $0.05, respectively. This compares with $0.00 and $0.05, respectively, in Q2 FY16, and $0.03 and $0.06, respectively, in Q3 FY15

•	Q3 FY16 Adjusted EBITDA was a record of $4.6 million, and compares with $3.9 million in Q2 FY16 and $3.0 million in Q3 FY15

•
Cash and cash equivalents as of September 25, 2016 were $38.4 million, compared with $45.8 million at the end of Q2 FY16.  In Q3 FY16 the Company used approximately $7.1 million of cash to pay off a revolving line of credit, and also in Q3 FY16 the Company used approximately $750,000 of cash to pay down a portion of its existing five year term debt

•
Revenue in Q4 FY16 is expected to be in a range of approximately $16.0 million to $16.2 million, which would be a new record for the Company, and would represent an increase of approximately 45 percent from the same quarter a year ago

SAN JOSE, Calif. – October 17, 2016 – GigPeak, Inc. (NYSE MKT:GIG), a leading innovator of semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the network and the cloud, today announced financial results for its third quarter of fiscal year 2016, which ended September 25, 2016.

Third Quarter Fiscal 2016 GAAP Results

Total revenue in Q3 FY16 was a record $15.8 million, and compares with revenue of $15.4 million in Q2 FY16, and $10.4 million in Q3 FY15.

Gross margin in Q3 FY16 was 67 percent, and compares with 66 percent in Q2 FY16, and 64 percent in Q3 FY15.

Net income in Q3 FY16 was $0.7 million, or $0.01 per diluted share.  This compares with net income of $0.1 million, or $0.00 per share in Q2 FY16, and net income of $1.0 million, or $0.03 per diluted share in Q3 FY15.

The GAAP financial results include costs related to the Company’s acquisition and other strategic development activities, which would not have occurred in the absence of such activity, of approximately $745,000, $469,000, and $114,000 for the periods ended Q3 FY16, Q2 FY16 and Q3 FY15, respectively.

Cash and cash equivalents as of September 25, 2016 were $38.4 million, compared with $45.8 million at the end of Q2 FY16.  In Q3 FY16 the Company used approximately $7.1 million of cash to pay off a revolving line of credit, and also in Q3 FY16 the Company used approximately $750,000 of cash to pay down a portion of its existing five year term debt.

Third Quarter Fiscal 2016 Non-GAAP Results1

Gross margin for Q3 FY16 was a record 72 percent, and compares with 71 percent in Q2 FY16, and 66 percent in Q3 FY15.

Net income for Q3 FY16 was a record $3.5 million, or $0.05 per diluted share. This compares with net income of $2.6 million, or $0.05 per diluted share in Q2 FY16, and net income of $2.3 million, or $0.06 per diluted share in Q3 FY15. The earnings per diluted share results were based on share counts of 69.4 million, 57.7 million, and 38.5 million in Q3 FY16, Q2 FY16 and Q3 FY15, respectively.

Adjusted EBITDA1 for Q3 FY16 was a record $4.6 million. This compares with Adjusted EBITDA of $3.9 million in Q2 FY16, and Adjusted EBITDA of $3.0 million in Q3 FY15.

“We proudly delivered another quarter of record revenue and enhanced profitability, proving again the strategy we have in place to drive greater scale in our business and increasing profits by focusing our business on cloud connectivity through networking and broadcasting applications, is succeeding,” said Dr. Avi Katz, Founder, Chairman and CEO of GigPeak, Inc. “Our revenue growth continues to be driven by the global demand for more bandwidth and enhanced efficiency of the communication pipes, due to the ever-increasing distribution of video and digital media content across the cloud. GigPeak’s products address the market that transforms the fabric of our society. We support the exploding global data traffic driven by the new mega-trends. This includes mobile and broadband applications, which are projected to grow to 9 billion mobile subscriptions, 7.7 billion broadband subscribers, and 6.3 billion smartphone subscriptions by 2021.  It also reflects teen’s increasing their smartphone/video viewing at home by 85 percent over the last 5 year period, and in the data centers, 6 million servers are installed every year to handle more than 200 million emails per minute worldwide and hundreds of petabytes of video per month. Connectivity that provides enough bandwidth, with high-speed and high-quality video compression to enable the highest possible information density streaming, is absolutely a key for today and tomorrow’s socially connected world, and this has become the focus of GigPeak’s business and will remain so for the years to come.

“Committed to our mission, in Q3, we had the highest number of shipments ever for our ICs for data center connectivity applications. Supporting the ever-growing 40Gbps global hyper-scale data center infrastructure, our industry leading drivers and TIAs addressing the Active Optical Cables (AOCs) and transceiver applications, continue to be in even higher demand. 40Gbps remains the primary driver powering the global data center interconnect environment and this platform is expected to last through 2018 and beyond.  As we see the increased sales volume for our 40Gbps ICs, and the start of the sales of 100Gbps NRZ datacom ICs mainly for on-board optical connectivity, SFP+ and QSFP+ modules, we will continue to invest in the development and efforts to increase our capacity to meet this strong demand.  Trailblazing the technology path to support market trends, we announced at ECOC 2016 the introduction of the VCSEL and DML drivers, and TIA ICs for PAM4 SR and LR Ethernet applications. Customers around the globe are interested in our PAM4 solution, as some of them contemplate potentially switching directly from 40Gbps into 200Gbps, or even 400Gbps, as the next future platform.  With our complete data center connectivity product family, GigPeak believes that it is the only IC supplier offering an entire range of 40Gbps and 100Gbps NRZ, as well as 200Gbps PAM4 ICs to support both current and the future data center infrastructure requirements.

“In collaboration with our customers, and to further strengthen our position in the growing telecom metro market, we recently introduced a low power consumption and cost efficient dual channel 32Gbps linear coherent TIA.  Our product is now being sampled by   key optical module suppliers for 100Gbps coherent metro applications.  We believe that this solution provides advantages to our customers and could be disruptive to the current solutions in the market,” said Dr. Katz.  “Also, our new line of broadcasting compression SoC and software-stack solutions continue to exhibit strong demand from key lighthouse broadcasting customers.  Not only does our broadcast product portfolio drive solid revenue and profitability with meaningful growth potential, but it provides a natural complimentary product line to our well established networking portfolio offering.”

Financial Outlook

“We see no letup in demand and believe Q4 FY16 will be another quarter of record revenue, with the growth coming from our higher margin products.  Our current outlook is for revenue to be in the range of approximately $16.0 million to $16.2 million, which would represent an increase of approximately 45 percent from Q4 FY15, while likely maintaining the same high level of profitability.  Using the midpoint of this revenue guidance range, our fiscal 2016 revenue will be approximately $59 million, up approximately 45 percent from fiscal 2015,” said Dr. Katz.

Financial Results Webcast / Conference Call
GigPeak will host a conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss its third quarter fiscal 2016 financial results. To access the conference call, please dial (913) 312-1491. No passcode is needed.  A live webcast will be available in the Investors section of GigPeak’s website at www.gigpeak.com.  The replay dial-in number is (412) 317-6671, and the passcode is 1619306.

1 Non-GAAP Measures - GigPeak reports gross margin, operating expense, operating income and net income (loss) on a Generally Accepted Accounting Principles (GAAP) and non-GAAP basis. In addition, GigPeak reports Adjusted EBITDA. Adjusted EBITDA is defined as net earnings before interest, taxes, other expense (income), net, depreciation and amortization, including amortization of intangibles, stock-based compensation, acquisition and strategic activities related costs and loss on equity method investment. Adjusted EBITDA differs from net earnings, as calculated in accordance with GAAP, in that it excludes the foregoing items. We have made numerous investments in our business, such as acquisitions and capital expenditures, which we believe we have adjusted for in Adjusted EBITDA, and we have used equity as a compensatory method that is also excluded. Adjusted EBITDA also does not give effect to cash used for debt service requirements and thus does not reflect funds available for reinvestments or other discretionary uses. Management believes Adjusted EBITDA and the other non-GAAP financial measures are important indicators of the ongoing operations of GigPeak’s business and provide an additional metric for comparability between reporting periods and provide an additional baseline for analyzing trends in GigPeak’s operations because these financial measures provide a view of our operations that excludes items that management believes are not reflective of the operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as other expense (income), net. As a result, these non-GAAP measures are provided to supplement investors’ overall understanding of, and an enhanced level of transparency into, GigPeak’s financial performance. In addition, Adjusted EBITDA is used in determining compliance with covenants in our term loan and revolving line agreement. Adjusted EBITDA is not presented as an alternative measure of operating performance, as determined in accordance with GAAP; nor should it be considered a substitute for, or superior to the comparable GAAP measures. Rather, these measures should be considered in addition to results prepared in accordance with GAAP. No other adjustments were made during the three-month and nine-month fiscal periods ended September 25, 2016, and September 27, 2015. A reconciliation of these GAAP to non-GAAP measurements and Adjusted EBITDA for the three and nine months ended September 25, 2016 and September 27, 2015, can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

About GigPeak, Inc.
GigPeak, Inc. (NYSE MKT: GIG) is a leading innovator of semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the network and the cloud. The focus of the company is to develop and deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure, broader connectivity to the cloud, and reduce the total cost of ownership of existing network pipes from the core to the end user. GigPeak addresses both the speed of data transmission and the amount of bandwidth the data consumes within the network, and provides solutions that increase the efficiency of the Internet of Things, leveraging its strength in high-speed connectivity and high-quality video compression. The extended product portfolio provides more flexibility to support changing market requirements from ICs and MMICs through full software programmability and cost-efficient custom ASICs.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “believe,” “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding projected financial results, products, development and future product demand, bandwidth demand and data traffic growth, addressable markets and additional potential acquisitions.  Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  These risks include, but are not limited to: the ability to integrate the Magnum Semiconductor business, the ability to identify potential acquisitions for strategic growth, the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify and the success of product sales in new markets or of recently produced product offerings, including bundled product solutions. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the GigPeak filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC.  All forward-looking statements in this press release are made as of the date hereof, based on information available to GigPeak as of the date hereof, and GigPeak assumes no obligation to update any forward-looking statement.

Investors
Darrow Associates, Inc.
Jim Fanucchi, (408) 404-5400
ir@gigpeak.com

GIGPEAK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 25,	December 31,	Net Change
	2016	2015	$	%
ASSETS
Current assets:
Cash and cash equivalents	$38,363	$30,245	$8,118	27%
Accounts receivable, net	14,205	10,596	3,609	34%
Inventories	11,199	6,880	4,319	63%
Prepaid and other current assets	1,003	580	423	73%
Total current assets	64,770	48,301	16,469	34%
Property and equipment, net	3,730	3,133	597	19%
Intangible assets, net	27,705	4,530	23,175	512%
Goodwill	45,853	12,565	33,288	265%
Restricted cash	197	330	(133)	(40%)
Other assets	1,464	251	1,213	483%
Total assets	$143,719	$69,110	$74,609	108%

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,675	$3,659	$5,016	137%
Accrued compensation	3,457	1,782	1,675	94%
Notes payable	2,905	-	2,905	-
Other current liabilities	3,083	2,219	864	39%
Total current liabilities	18,120	7,660	10,460	137%
Pension liabilities	357	349	8	2%
Long term debt	10,555	-	10,555	-
Other long-term liabilities	4,018	912	3,106	341%
Total liabilities	33,050	8,921	24,129	270%

Stockholders' Equity
Common stock	68	45	23	51%
Preferred stock	-	-	-	-
Additional paid-in capital	212,735	163,036	49,699	30%
Treasury stock, at cost; 701,754 shares as of September 25, 2016 and December 31, 2015	(2,209)	(2,209)	-	0%
Accumulated other comprehensive income	386	332	54	16%
Accumulated deficit	(100,311)	(101,015)	704	(1%)
Total stockholders' equity	110,669	60,189	50,480	84%
Total liabilities and stockholders' equity	$143,719	$69,110	$74,609	108%

GIGPEAK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended						Nine months ended
	September 25, 2016%		June 26, 2016%		September 27, 2015%		September 25, 2016		September 27, 2015
Total revenue	$15,796	100%	$15,368	100%	$10,419	100%	$42,526	100%	$29,319	100%
Total cost of revenue	5,148	33%	5,193	34%	3,762	36%	14,024	33%	11,040	38%
Gross profit	10,648	67%	10,175	66%	6,657	64%	28,502	67%	18,279	62%
Research and development expense	5,395	34%	5,690	37%	3,100	30%	14,610	34%	9,572	33%
Selling, general and administrative expense	4,360	28%	4,006	26%	2,468	24%	12,528	29%	7,680	26%
Total operating expenses	9,755	62%	9,696	63%	5,568	53%	27,138	64%	17,252	59%
Income from operations	893	6%	479	3%	1,089	10%	1,364	3%	1,027	4%
Interest expense, net	(236)	-1%	(256)	-2%	(6)	0%	(492)	-1%	(12)	0%
Other income (expense), net	14	0%	(81)	-1%	(5)	0%	(71)	0%	(23)	0%
Income before provision for income taxes	671	4%	142	1%	1,078	10%	801	2%	992	3%
Provision for income taxes	-	0%	57	0%	48	0%	97	0%	73	0%
Income from consolidated companies	671	4%	85	1%	1,030	10%	704	2%	919	3%
Loss on equity method investment	-	0%	-	0%	-	0%	-	0%	3	0%
Net income	$671	4%	$85	1%	$1,030	10%	$704	2%	$916	3%

Basic net income per share	$0.01		$0.00		$0.03		$0.01		$0.03
Diluted net income per share	$0.01		$0.00		$0.03		$0.01		$0.03

Weighted average number of shares used in basic net income per share calculation	67,623		54,791		36,769		55,734		34,060
Weighted average number of shares used in diluted net income per share calculation	69,399		57,656		38,497		58,427		35,109

GIGPEAK, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended						Nine months ended
	September 25, 2016%		June 26, 2016%		September 27, 2015%		September 25, 2016%		September 27, 2015%
Total revenue	$15,796	100%	$15,368	100%	$10,419	100%	$42,526	100%	$29,319	100%
Total cost of revenue	4,423	28%	4,419	29%	3,565	34%	12,336	29%	10,415	36%
Gross profit	11,373	72%	10,949	71%	6,854	66%	30,190	71%	18,904	64%
Research and development expense	5,020	32%	5,313	35%	2,813	27%	13,437	32%	8,641	29%
Selling, general and administrative expense	2,665	17%	2,602	17%	1,677	16%	7,631	18%	5,067	17%
Total operating expenses	7,685	49%	7,915	52%	4,490	43%	21,068	50%	13,708	47%
Income from operations	3,688	23%	3,034	20%	2,364	23%	9,122	21%	5,196	18%
Interest expense, net	(236)	-1%	(256)	-2%	(6)	0%	(492)	-1%	(12)	0%
Other income (expense), net	14	0%	(81)	-1%	(5)	0%	(71)	0%	(23)	0%
Income before provision for income taxes	3,466	22%	2,697	18%	2,353	23%	8,559	20%	5,161	18%
Provision for income taxes	-	0%	57	0%	48	0%	97	0%	73	0%
Net income	$3,466	22%	$2,640	17%	$2,305	22%	$8,462	20%	$5,088	17%

Basic net income per share	$0.05		$0.05		$0.06		$0.15		$0.15
Diluted net income per share	$0.05		$0.05		$0.06		$0.14		$0.14

Weighted average number of shares used in basic net income per share calculation	67,623		54,791		36,769		55,734		34,060
Weighted average number of shares used in diluted net income per share calculation	69,399		57,656		38,497		58,427		35,109

GIGPEAK, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three months ended,			Nine months ended
	September 25, 2016	June 26, 2016	September 27, 2015	September 25, 2016	September 27, 2015

GAAP Total cost of revenue	$5,148	$5,193	$3,762	$14,024	$11,040
Stock-based compensation	(74)	(72)	(94)	(232)	(315)
Amortization of intangible assets	(641)	(702)	(103)	(1,446)	(310)
Special bonus	(10)	-	-	(10)	-
Non-GAAP Total cost of revenue	$4,423	$4,419	$3,565	$12,336	$10,415

GAAP Gross profit	$10,648	$10,175	$6,657	$28,502	$18,279
Stock-based compensation	74	72	94	232	315
Amortization of intangible assets	641	702	103	1,446	310
Special bonus	10	-	-	10	-
Non-GAAP Gross profit	$11,373	$10,949	$6,854	$30,190	$18,904

GAAP Operating expenses	9,755	9,696	5,568	27,138	17,252
Stock-based compensation	(1,023)	(1,000)	(844)	(3,222)	(2,812)
Amortization of intangible assets	(312)	(312)	(120)	(841)	(360)
Acquisition and strategic activities related costs	(50)	(469)	(114)	(1,322)	(372)
Special bonus	(685)	-	-	(685)	-
Non-GAAP Operating expenses	$7,685	$7,915	$4,490	$21,068	$13,708

GAAP Income from operations	893	479	1,089	1,364	1,027
Stock-based compensation	1,097	1,072	938	3,454	3,127
Amortization of intangible assets	953	1,014	223	2,287	670
Acquisition and strategic activities related costs	50	469	114	1,322	372
Special bonus	695	-	-	695	-
Non-GAAP Income from operations	$3,688	$3,034	$2,364	$9,122	$5,196

GAAP Net income	671	85	1,030	704	916
Stock-based compensation	1,097	1,072	938	3,454	3,127
Amortization of intangible assets	953	1,014	223	2,287	670
Acquisition and strategic activities related costs	50	469	114	1,322	372
Special bonus	695	-	-	695	-
Loss on equity method investment	-	-	-	-	3
Non-GAAP Net income	$3,466	$2,640	$2,305	$8,462	$5,088

Adjusted EBITDA reconciliation:
GAAP Income from operations	893	479	1,089	1,364	1,027
Depreciation and amortization	1,866	1,878	868	4,707	2,643
Stock-based compensation	1,097	1,072	938	3,454	3,127
Acquisition and strategic activities related costs	50	469	114	1,322	372
Special bonus	695	-	-	695	-
Adjusted EBITDA	$4,601	$3,898	$3,009	$11,542	$7,169